Exhibit 10.15

Managed Services Agreement

This Agreement is entered into as of the Effective Date by and between Zapata Computing Inc., 100 Federal Street, Floor 20, Boston, MA 02110 (“Zapata”), and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc., 7615 Zionsville Road, Indianapolis, IN 46268 (“Customer”).

1.	DEFINITIONS

A.

“Affiliates” shall mean any person or entity directly or indirectly Controlling, Controlled by or under common Control with a party to the Agreement, where “Control” means the beneficial ownership of at least fifty percent (50%) of the equity interests of, or the legal power to direct or cause the direction of the general management of the company, partnership or other legal entity.

B.	“Agreement” means this Managed Services Agreement together with each applicable Order Form attached to this Managed Services Agreement and executed by both parties.

C.

“Confidential Information” means information and technical data derived from or disclosed to a Receiving Party or Affiliates of the Receiving Party by the Disclosing Party or its employees, vendors, customers, representatives, Affiliates, agents and other independent contractors during the performance of obligations under this Agreement and which is not generally known to the public, including the Disclosing Party’s customers or competitors or any customers or competitors of any Affiliate of the Disclosing Party. Examples of Confidential information include, but are not limited to information or data disclosed in oral, written, graphic or machine-readable form, or in forms otherwise embodying or displaying such information, or which is visible or audible to Receiving Party by virtue of the Receiving Party visiting or performing its obligations at a facility controlled by the Disclosing Party or an Affiliate of the Disclosing Party, subsidiaries, agents or subcontractors, or by having access to the Disclosing Party’s systems including, but not limited to, business plans, specifications, designs, methods, processes, ideas, concepts, drawings, software, pricing, operational plans and know-how, employee information, shareholder information, vendor information, customer information, and consumer information. Confidential Information does not include (i) information independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information; (ii) information in the public domain or which later becomes part of the public domain through no wrongful act of the Receiving Party, (iii) information received by the Receiving Party from a third party who was rightfully in possession of such information and had no obligation to refrain from disclosing it, or (iv) information as to which the owner of such information has consented to disclosure.

D.	“Disclosing Party” means a party to this Agreement that discloses Confidential Information to the other party for the purposes of this Agreement.

E.	“Effective Date” means October 1, 2022.

F.

“Feedback” means any creative ideas, suggestions, inventions, or materials provided by one party to the other party concerning such other party’s goods or services, including but not limited to any report(s) prepared for the purpose of improving Customer’s goods or services.

G.	“Fees” means the amount(s) set forth in the applicable Order Form(s).

H.

“Force Majeure Event” means, with respect to a party, any strike or other labor dispute, riot, war, insurrections, act of terrorism, Acts of God, any natural disaster, pandemic, fire, explosion, act of government or governmental agency or instrumentality (including the denial or cancellation of any export or other necessary license) or any sanctioning body with jurisdiction over a party, or other contingency beyond the reasonable control of a party, which in any such case interferes with, or prevents, the fulfillment by such party of its obligations hereunder. The parties acknowledge that as a result of the Coronavirus (COVID-19) the world is experiencing continued lockdowns, closures, event cancellations and other unforeseen disruptions.

I.

“Intellectual Property Rights” or “IPR” means any and all intellectual property rights throughout the world, whether existing under statute or at common law, now or hereafter in force or recognized, including rights in and to (a) patents, patent disclosures, and inventions (whether patentable or not); (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (c) copyrights and works of authorship (whether copyrightable or not), computer programs and rights in data and databases, and “moral rights”; (d) trade secrets, know-how, and other confidential or proprietary information; and (e) all other intellectual property, in each case of the foregoing whether registered or unregistered, and including all registrations and applications for any of the foregoing rights and renewals or extensions thereof, and all similar or equivalent rights or forms of protection.

J.

“Managed Services” means the services provided by Zapata to Customer in exchange for payment of the Fee as set forth in each Order Form. For clarity, Managed Services does not include services provided to Customer or any of its Affiliates under any other agreement.

K.	“Managed Services UI” means any UI resulting from the Managed Services.

L.

“Order Form” means an order form attached to and referencing this Agreement as of the Order Form Effective Date and continuing during the Order Form Term that describes Managed Services to be provided by Zapata (and any additional related terms and conditions) under this Agreement.

M.	“Receiving Party” means a party to this Agreement that receives Confidential Information from the other party for the purposes of this Agreement.

N.

“Residuals” means information in a non-tangible form which may be retained in the un-aided memory by persons who have access to the Confidential Information, including ideas, concepts, know-how, or techniques contained therein.

O.	“Set Up Database” means Customer’s existing proprietary database that retains and makes available to Customer historical information regarding various parameters affecting race car performance.

P.

“Tools” means Zapata’s software platform, proprietary information, and know-how used at any time by Zapata in the conduct of its business, including without limitation, technical information, designs, templates, software modules, software code, processes, methodologies, systems used to create computer programs or software, procedures, code books, computer programs, plans, or any other similar information including improvements, modifications or developments thereto.

Q.	“UI” means user interface.

2.	TERM, EXTENSION, TERMINATION, FEES, AND PAYMENT

A.

The term of this Agreement shall begin on the Effective Date and shall end on September 30, 2023, unless earlier terminated or further extended pursuant to Section 2 of this Agreement (the “Term”). The parties agree to meet after June 1, 2023 to discuss an option to extend the Term through September 30, 2024 and beyond (if the parties agree to a longer period) with such extension to be mutually agreed upon by the parties with a binding amendment executed by June 30, 2023. Additional Managed Services must be subject to a separate Order Form executed by both parties. This Agreement may be terminated by either party, with or without cause, upon thirty (30) days’ advanced written notice to the other party. In the event of termination of this Agreement:

i.

Customer shall pay Zapata in accordance with the terms of this Agreement and the applicable Order Form for all Services performed in conformance with the terms of this Agreement and applicable Order Form prior to the effective date of such termination. For the avoidance of doubt, any work performed through any termination date is due and payable within thirty (30) days of such termination.

ii.

Zapata shall refund to Customer for all Fees paid but Services not performed prior to the effective date of such termination. For the avoidance of doubt, such refund of Fees is due and payable within thirty (30) days of such termination.

B.

In addition to any other remedy set forth in this Agreement or otherwise available at law or in equity, either party may terminate this Agreement at any time, effective upon the service of termination notice, without prejudice to any other legal rights to which such terminating party may be entitled, upon the occurrence of any one or more of the following: i) material default by the other party in performance of any of the provisions of this Agreement which is not cured within thirty (30) days following written notice of such default to the defaulting party unless (except with respect to a non-payment default) such default is not capable of being cured in such period in which event such period shall be extended so long as such party has commenced curing such default in said period and diligently pursues curing the default; ii) the making by the other party of an assignment for the benefit of creditors; iii) the appointment of a trustee, receiver or similar officer of any court for the other party or for a substantial part of the property of the other party, whether with or without consent of the other party; or iv) the institution of bankruptcy, composition, reorganization, insolvency or liquidation proceedings by or against the other party without such proceedings being dismissed within thirty (30) days from the date of the institution thereof. Furthermore, one party may terminate the Agreement immediately in the event of a material breach of the Agreement by the other party which is not reasonably capable of being cured or for a breach of Section 4 or Section 5. Upon termination, each party will return to the other party, or certify the destruction of, all Confidential Information of such other party.

C.

Subject to the terms of this Agreement and any applicable Order Form, Customer agrees to pay the Fees and other approved expenses due under this Agreement. Unless otherwise set forth on the applicable Order Form or otherwise mutually agreed to in writing, all amounts are due in U.S. dollars and payable within thirty (30) days after receipt of an invoice from Zapata (“Due Date”). In the event Customer disputes the amount of any invoice for any reason, Customer shall advise Zapata in writing prior to the due date of the portion of the Fees which Customer disputes and make timely payment of any reasonably undisputed portion. As to any Fees, other than Fees reasonably and properly disputed prior to the due date, that remain unpaid by the due date, then without limitation to any additional rights Zapata may have, whether statutory, contractual, legal, or equitable: (i) Customer shall accrue interest at a rate of 1.5% of the outstanding balance each month (or such lower amount as is permitted under applicable law) and (ii) Zapata may suspend Customer’s license or access to the provision of Managed Services until all outstanding amounts are paid in full.

D.

The Fees do not include any taxes, levies, duties, or similar governmental assessments of any nature, including any value-added, sales, use, withholding, or other taxes due by virtue of Customer’s purchase(s) under this Agreement (“Taxes”) all of which are the responsibility of Customer. If Zapata has a legal obligation to pay or collect taxes, Zapata may invoice Customer for such amounts at any time, including after payment of the Fees, and Customer will pay such amounts unless Customer provides Zapata with a valid tax exemption certificate applicable to such amounts.

E.

Other than expenses which Zapata expressly agrees to bear in an Order Form or otherwise in writing, Customer shall pay in full all reasonable out-of-pocket expenses, including travel expenses and costs of classical and/or quantum compute, incurred by Zapata that result from providing the Managed Services to Customer under this Agreement; provided, however, that Customer shall not be liable for any expense in excess of $5,000 unless Customer authorizes and approves such expense in writing.

3.	MANAGED SERVICES

A.

Customer, on behalf of itself and its subsidiaries, hereby retains Zapata, and Zapata agrees to be retained, to provide the Managed Services in accordance with this Agreement, as specified on the Order Form(s).

B.

Subject to the terms and conditions of this Agreement and except as may be otherwise set forth in the Order Form, Zapata hereby grants to Customer a fully paid-up, perpetual, royalty-free, limited, non-exclusive, non-transferable, non-sublicensable right to use, copy and distribute any report(s) or other information provided to Customer by Zapata in connection with the Managed Services, solely for Customer’s own internal business purposes. Customer will not and will not allow any third party to publish, transmit, distribute, disclose, sublicense, rent, lease, loan, or otherwise provide any report or other material provided by Zapata or the content of any such report or other material to any third party. If Customer desires to publish, cite to, or distribute any report or other material provided by Zapata, Customer must contact Zapata and obtain express permission for such action.

C.

This Agreement does not constitute a joint venture or partnership arrangement between the parties and it does not create any relationship of principal and agent, or otherwise between the parties. Neither party will be liable for obligation incurred by the other, except as might otherwise be expressly provided in this Agreement. All employees of each party will remain the employee of that party and will not be subject to any direction or control by the other party. Each party will maintain its own professional liability and workers’ compensation insurance for its own employees and will withhold and pay all applicable payroll and other taxes, and obligations of an employer with respect to its employees. Nothing contained in this Agreement will be interpreted as creating a partnership, joint venture, or employment relationship of the parties, it being understood that the sole relationship created hereby is one of independent contractor. Zapata will determine the method, details, and means of performing the Managed Services and may engage third parties, including independent contractors and consultants, to perform some or all of the work; provided, however, that none of Customer’s Confidential Information shall be provided to such third parties except in compliance with the provisions of Section 4.

D.

Zapata may perform services for, and contract with, third parties which may be competitors of Customers; provided, however, that the foregoing shall not relieve Zapata from any of its obligations with respect to Customer’s Confidential Information as set forth in Section 4.

4.	CONFIDENTIALITY

A.	Each party acknowledges that it may be the recipient of Confidential Information of the other party.

B.

Except as expressly authorized in this Agreement, or as required by law, the Receiving Party agrees that during the Term hereof, and for a period of three (3) years thereafter and for so long as Confidential Information is entitled to protection as a trade secret under applicable law if trade secrets are included in the Confidential Information, it shall not disclose Confidential Information of the Disclosing Party to any person or entity, except to its own employees having a need to know and to such other recipients as the Disclosing Party may approve in writing. Each party shall use at least the same degree of care in safeguarding the other party’s Confidential Information as it uses in safeguarding its own Confidential Information, but in no event shall less than reasonable care be exercised.

C.

All Confidential Information of Zapata disclosed to Customer shall remain the exclusive property of Zapata. All Confidential Information of Customer disclosed to Zapata shall remain the exclusive property of Customer.

D.

Each party agrees that it will not remove any proprietary, trademark, copyright, confidentiality, patent or other intellectual property notice or marking from an original or any copy of any software, documentation, display, media or other materials or Confidential Information, delivered or disclosed to such party, by the other party or under this Agreement.

E.

Customer agrees that it shall not (nor shall it permit anyone else to) decompile, disassemble, or modify any software delivered or disclosed to Customer by Zapata or separate any such software into components or its component files, or recreate, or attempt to determine the makeup of any such software. Customer agrees that all information discovered through any failure to comply with the preceding sentence is and shall at all times remain the exclusive property and Confidential Information of Zapata.

F.

In the event that a party is required by law or judicial or administrative process to disclose Confidential Information of the other party, such party shall use all reasonable efforts to promptly notify the other party and allow the party a reasonable opportunity to oppose disclosure. In addition, a party shall furnish only the portion of the Confidential Information that it is legally required to disclose and shall use all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

5.	INTELLECTUAL PROPERTY

A.

As between the parties, Customer owns and will continue to own all right, title and interest in and to the Set Up Database, including any changes or modifications to that Set Up Database, and any Managed Services UI which is not based on previous work of Zapata and, to the extent applicable, Zapata hereby assigns all right, title and interest in and to the same. To the extent Managed Services UI are based on previous work of Zapata, Zapata hereby grants to Customer a fully paid-up, perpetual, royalty-free, limited, non-exclusive, non-transferable, non-sublicensable, right to use, copy and distribute such necessary Managed Services UI, internally within Customer only, and solely for Customer’s internal business purposes. All use rights not expressly granted herein are reserved to Customer. Customer grants Zapata the limited right to view, modify, collect and use the Set Up Database and any Managed Services UI, for the purpose of providing the Managed Services and for Zapata’s internal purposes, including improving Zapata’s products and services and communications with Customer. The Set Up Database and the Managed Services UI and all information which is provided to Zapata by Customer under this Agreement is confidential and considered Confidential Information of Customer. Notwithstanding the foregoing, Zapata may use anonymized or general information derived from such Managed Services and aggregate it with information from other customers (“Non-Identifiable Aggregated Data”) for Zapata’s business purposes, including without limitation for analyzing customer needs and improving its services. Zapata will own all right, title and interest in any such Non-Identifiable Aggregated Data.

B.

Except for the Set Up Database, including any changes or modifications to that Set Up Database, and Managed Services UI, as between the parties, all right, title and interest in and to the Managed Services, all modifications, enhancements and derivatives of the Managed Services, the Tools, and all Intellectual Property Rights contained in or protecting, or potentially protecting, any of the foregoing, shall be owned by Zapata (and, to the extent applicable, Customer hereby assigns all right, title and interest in and to the same). All use rights in and to the Managed Services not expressly granted herein are reserved to Zapata. The Managed Services and all information which is provided to Customer by Zapata under this Agreement is confidential and considered Confidential Information of Zapata, including, but not limited to, drawings, documentation, object code, source code, computer program listings, techniques, algorithms, processes, technical and marketing information products, specifications, formulae, equipment, business strategies, customer lists, know-how, pricing information, inventions, ideas, and their potential uses.

C.

No assignment of the ownership of or license to any Intellectual Property Rights shall be granted or implied by the terms of this Agreement, except as may be expressly provided in an Order Form or separate written agreement which recites that it is amending this Section.

D.

If either party provides to the other party any Feedback relating to such other party’s goods or services, then such other party shall be entitled to unrestricted use of the Feedback for any purpose whatsoever, commercial or otherwise, without compensation, and the party providing the Feedback shall have no recourse for any alleged or actual infringement or misappropriation of any proprietary right in the Feedback. Nothing will restrict any party from using any Residuals for the purpose of improving such party’s own goods or services and the other party shall have no recourse for any alleged or actual infringement or misappropriation of any proprietary right in the Residuals. For clarity, nothing in this Section shall constitute an express or implied license to any IPR.

E.

Each party represents and warrants that (A) all materials and information delivered to the other party by such party, and the other party’s use thereof in connection with transactions contemplated under this Agreement, does not and shall not, infringe any copyright, trademark, trade secret, patent or other intellectual property right, (B) that such party has the right to use, disclose, publish, translate, reproduce, and deliver all such materials and information, and (C) the other party has the right to use, disclose, publish, translate, reproduce and deliver all such materials and information in connection with its performance under this Agreement. Each party hereby grants the nonexclusive irrevocable right and license, without the right of sublicense, to use the same solely in connection with the Managed Services hereunder. Except as specified in the preceding sentence, no party is acquiring no rights in, or title to, the materials or information supplied by the other party hereunder.

6.	DISCLAIMER OF WARRANTY AND LIMITATIONS ON LIABILITY

A.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR APPLICABLE ORDER FORM, EACH PARTY MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

B.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR APPLICABLE ORDER FORM, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, INDIRECT, STATUTORY, EXEMPLARY OR PUNITIVE DAMAGES, OF ANY KINO WHATSOEVER, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE BREACH HEREOF, OR THE MANAGED SERVICES TO BE PROVIDED HEREUNDER, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, EVEN IF A PARTY KNEW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS SUCH DAMAGES RESULTED FROM A PARTY’S FRAUDULENT OR INTENTIONAL MISCONDUCT. THE FOREGOING LIMITATION SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

C.

EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR APPLICABLE ORDER FORM, IN NO EVENT SHALL EITHER PARTY BE HELD LIABLE TO, OR BE REQUIRED TO INDEMNIFY, THE OTHER PARTY FOR ANY DAMAGES SUCH OTHER PARTY INCURS OR ALLEGES TO INCUR IN CONNECTION WITH THE MANAGED SERVICES, THIS AGREEMENT OR ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREIN CONTAINED UNLESS SUCH DAMAGE IS DIRECTLY ATTRIBUTABLE TO A PARTY’S FRAUDULENT OR INTENTIONAL MISCONDUCT.

D.

The parties acknowledge that the Internet is neither owned nor controlled by any one entity and that one or more third parties may gain access to the parties’ systems. Electronic mail and other transmissions passing through the parties’ systems or over the Internet are not secure, and the parties cannot guarantee the security or privacy of any of the information or communications passing through the parties’ systems. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY A BREACH OF SECURITY UNLESS SUCH LOSS OR DAMAGE WAS DIRECTLY ATTRIBUTABLE TO SUCH PARTY’S FRAUDULENT OR INTENTIONAL MISCONDUCT. A party will not intentionally monitor or disclose any private electronic communications, except to the extent necessary to identify or resolve system problems or as otherwise permitted or required by law. A party does, however, reserve the right to monitor transmissions, other than private electronic communications, as necessary to provide the services hereunder and otherwise to protect the rights and property of such party. Notwithstanding the foregoing, a party does not assume any liability for any action or inaction with respect to such communication or content posted or provided by an authorized or unauthorized third party. Each party is a distributor and not a publisher of the other party’s data or any other content provided by the other party or others (including end users). Because communication of data and other content over the Internet occurs in real time, a party cannot, and does not intend to, screen, police, edit, or monitor communications and content. IN NO EVENT WILL A PARTY BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY THE OTHER PARTY’S RELIANCE ON ANY THIRD-PARTY DATA OR OTHER CONTENT OBTAINED THROUGH OR FROM A PARTY.

7.

INSURANCE. Zapata agrees to provide Customer with a certificate of insurance from its insurance broker stating that it has or will have during the Term of the Agreement one or more insurance policies in force covering all of its activities directly or indirectly relating to the performance of its obligations hereunder and providing the insurance described as follows: i) Commercial General Liability (CGL) Insurance in an amount not less than $5,000,000.00 combined single limit which shall include products and completed operations, advertiser’s liability, and contractual liability; ii) Professional Liability or Technology Errors and Omissions Insurance in an amount not less than $5,000,000.00; iii) Worker’s Compensation Insurance, Employer’s Liability Insurance and any other type of insurance which is required in accordance with the laws of the State of Indiana. The certificate of insurance shall also certify that Customer, its parent, subsidiaries, and Affiliates, and their respective shareholders, members, directors, officers, employees and agents (collectively the “Customer Indemnified parties”) are additional insureds under the aforesaid liability policies, shall specifically state that coverage as it pertains to the Customer Indemnified parties shall be primary and noncontributory regardless of any other coverage which may be available to the Customer Indemnified parties, and shall include a waiver of subrogation in favor of the Customer Indemnified parties.

8.

INDEMNIFICATION. Zapata will defend, indemnify, and hold harmless Customer from all losses, damages, costs (including attorney’s fees and court costs) suffered by Customer and directly resulting from any infringement or violation by Zapata of any intellectual property right of any third party. Customer will defend, indemnify, and hold harmless Zapata from all losses, damages, costs (including attorney’s fees and court costs) suffered by Zapata and directly resulting from any infringement or violation by Customer of any intellectual property right of any third party.

9.	MISCELLANEOUS

A.	The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

B.

No waiver of any part of this Agreement shall be effective unless made in writing by the waiving party. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same, or any other provision, of this Agreement.

C.

This Agreement and/or any attachments, addenda, and exhibits hereto constitutes the entire agreement of the parties, superseding all prior written and oral understandings and agreements between the parties and will not be modified except in writing and signed by both parties. To the extent of any conflict or inconsistency between the provisions in the body of this Agreement and any attachment, the provisions in the body of this Agreement shall prevail except to the extent the conflict relates to pricing, payment terms, or other terms specific to the product(s) or services set forth in such attachment, in which case such attachment shall prevail.

D.	The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

E.

Each party will promptly notify the other upon becoming aware that a Force Majeure Event has occurred or is likely to occur and will use reasonable efforts to minimize any resulting delay in, interference with or prohibition of the performance of its obligations hereunder. Notwithstanding anything in this Agreement to the contrary, neither party will be liable for any result of a Force Majeure Event.

F.

Each party shall carry out the obligations contemplated by this Agreement and shall otherwise deal with the subject matter hereof in compliance with all applicable laws, rules and regulations, of all governmental authorities, including, without limitation, any applicable legal restrictions on exports, and shall, at its own expense, obtain all permits and licenses required in connection with the subject matter hereof. Without limiting the foregoing, each party agrees that it shall comply fully with all applicable export and import laws, rules and regulations of the United States and other jurisdictions so that nothing provided by it under this Agreement is either (a) exported or imported, whether directly or indirectly, in violation of such laws, rules or regulations; or (b) used for any illegal purpose, including without limitation the proliferation of nuclear, chemical or biological weapons.

G.

Neither party shall assign its rights or performance obligations under this Agreement without the prior written consent of the other (other than (a) to a parent company or any wholly owned subsidiary of such parent company, where the assignee agrees to be bound by all obligations and the assignor guarantees the performance of all obligations or (b) in connection with a merger or sale of all or substantially all of a party’s assets or securities). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their approved successors and assigns, which, unless otherwise stated in the consent to assignment, shall be substituted for the assignor as a party to this Agreement for all rights and obligations arising after the approved assignment.

H.

If any part of this Agreement is declared unenforceable or invalid, the remainder will continue to be valid and enforceable. If a reasonable basis exists for believing that any provision of this Agreement violates any law, then the parties shall promptly modify this Agreement to the extent necessary to bring about compliance with such law; provided, however, that if such modification would cause this Agreement to fail in its essential purpose or purposes, it shall be deemed terminated by mutual agreement of the parties.

I.

Any notice or other communication to the parties shall be sent to the contact points identified below or at such other places as they may from time to time specify by notice in writing to the other party. Any such notice or other communication shall be deemed to have been given when the designated party of the addressee receives such notice.

For Zapata:
(Technical)	(Contract and Admin.)
Zapata Computing, Inc.	Zapata Computing, Inc.
100 Federal Street, Floor 20	100 Federal Street, Floor 20
Boston, MA. 02110	Boston, MA. 02110
Attn: CTO	Attn: General Counsel

For Customer:
(Technical)	(Contract and Admin.)
Andretti Autosport Holding Company, LLC	Andretti Autosport Holding Company, LLC
f/k/a Andretti Autosport Holding Company, Inc.	f/k/a Andretti Autosport Holding Company, Inc.
7615 Zionsville Road	7615 Zionsville Road
Indianapolis, IN 46268	Indianapolis, IN 46268
Attn: Eric Bretzman	Attn: President

With a copy to:
Frasco Caponigro Wineman Scheible Hauser & Luttmann, PLLC
1301 W. Long Lake Road, Suite 250
Troy, Michigan 48098
Attention: Roy A. Luttmann, Esq.

J.

Each party shall be entitled to seek injunctive relief restraining the breach or threatened breach of each party’s obligation under Sections 4 and 5 of this Agreement or the enforcement of any of the covenants in this Agreement, and to specific performance thereof. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of said Sections, and agree to waive the defense in any action for injunctive relief or specific performance that a remedy at law would be adequate. Neither party shall be required to furnish a bond in order to obtain equitable relief and if bond cannot be waived, security thereon shall not be required.

K.	This Agreement is to be interpreted, construed and governed according to the laws of the State of Indiana, without regard to conflicts of law principles.

L.

If a dispute arises between Customer and Zapata under this Agreement, the parties shall attempt to resolve such dispute by good faith negotiation for at least sixty (60) days prior to resorting to arbitration. If the parties are unable to resolve the dispute after such good faith negotiation, such dispute shall be determined confidentially by binding arbitration in New Castle County, Delaware conducted with the commercial arbitration rules of JAMS by a mutually selected single arbitrator of national standing who routinely engages in services in the motorsports industry similar to the rights covered under this Agreement and having no affiliation with either party. The arbitrator shall have the authority to award any remedy or relief that a State Court of New Castle County, Delaware or United States District Court for the district of Delaware could order or grant, and no other remedy or relief. Judgment upon the award may be entered in any court having jurisdiction thereof and shall be final, binding, and unappealable. The arbitrator has no authority to award punitive, exemplary or multiplied damages, and such damages shall not be recoverable by any other process or in any other proceeding. The parties shall share equally in the cost of such arbitration, excluding each individual party’s attorney’s fees, expert fees and other party-specific costs of participating in such arbitration. The parties agree to maintain the confidential nature of the arbitration proceeding and the award, including the arbitration hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a provisional remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. Notwithstanding the above, either party may file a complaint to seek a preliminary injunction or other provisional judicial relief at any time if, in its sole judgment, an injunction or other provisional relief is necessary to avoid irreparable damage to or to preserve the status quo.

M.

Any claims shall be brought exclusively in the State Courts of New Castle County, Delaware or United States District Court for the district of Delaware. Each of the parties irrevocably consents to the personal jurisdiction of such courts, and all courts to which appeals may be taken from such courts, agrees to accept service of process by certified or registered mail and hereby irrevocably waives any rights to a jury trial of any claim or cause of action arising out of or relating to this Agreement, and any jurisdictional or venue defenses otherwise available to it.

N.

If either party prevails in any suit or proceeding relating to this Agreement, the prevailing party will have the right to recover from the non-prevailing party its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment.

O.

The terms, provisions, representations, and warranties contained in this Agreement whereby their sense and context are intended to survive the performance and termination of this Agreement, shall so survive the completion of performance and termination of this Agreement, expressly including without limitation the confidentiality, intellectual property, audit and usage verification, analyses, indemnification, and limitation of liabilities provisions.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

Zapata Computing, Inc.		Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc.

By:	/s/ Gregg Carman	By:	/s/ J-F Thormann
	Gregg Carman		J-F Thormann
Title:	Chief Revenue Officer	Title:	President

Date:	October 1, 2022	Date:	October 1, 2022

Managed Services Agreement

Order Form

This Order Form is attached to and made a part of the Managed Services Agreement (“Agreement”) by and between Zapata Computing, Inc., a Delaware corporation having an office at 100 Federal Street, Floor 20, Boston, MA 02110 (“Zapata”), and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc., 7615 Zionsville Road, Indianapolis, IN 46268 (“Customer”). The term of this Order Form shall begin upon Zapata’s employment of the IU Developer (as defined below) (“Order Form Effective Date”) and shall end on July 31, 2023, unless earlier terminated or further extended pursuant to Section 2 of the Agreement (the “Order Form Term”). The terms and conditions of this Order Form shall be binding and enforceable against the parties hereto upon the Order Form Effective Date. The Order Form shall not be a legally binding contract until the Order Form Effective Date. If the Order Form Effective Date has not occurred by November 1, 2022, then this Order Form shall be void and of no effect.

Pursuant to the terms of the Agreement and in connection with the specified sections of the Agreement, under this Order Form:

1.	MANAGED SERVICES (Section 3). Zapata will provide Managed Services to Customer. The high-level goals of the Managed Services are:

A.	To provide one dedicated full-time UI engineering resource to assist with front-end application development and the migration of applications to newer frameworks and services.

2.	INTELLECTUAL PROPERTY (Section 5). Zapata shall retain sole ownership of its Tools within the meaning of the Agreement.

3.

MANAGED SERVICES (Section 3). The Managed Services shall be provided through the equivalent of one (1) full time employee performed by a dedicated employee of Zapata (“UI Developer”) subject to approval by Customer. One condition, but not the only condition of Customer’s approval, shall be that the employee reside on a permanent basis in the contiguous United States and all of employee’s travel on behalf of Customer shall occur within the contiguous United States, unless otherwise approved in writing by Customer.

4.	MANAGED SERVICES (Section 3) Customer will provide to Zapata the following (“Customer Input”) as and when requested by Zapata for use in the project:

A.	Information concerning the structure and contents of the Set Up Database.

B.	Input on the design of the UI, including providing approval(s) of design schemes.

C.	Customer’s requirements and desires for re-design of the Set Up Database.

5.

FEES (Section 2). Zapata’s Fee for the Managed Services under this Order Form shall be Two Hundred Forty-Five Thousand United States Dollars ($245,000.00 USD), which is due and payable in four (4) equal quarterly payments of Sixty-One Thousand Two Hundred and Fifty United States Dollars ($61,250 USD), with the first payment installment due thirty (30) days after the Order Form Effective Date. Subsequent payments will be due as follows: February 15, 2023, April 30, 2023, July 15, 2023. In addition to the fees for the Managed Services, Customer shall bear the following expenses:

A.	Travel expenses of the UI Developer in connection with attendance at any race or otherwise as reasonably required for the project.

B.

Travel expenses of one (1) supervisor/manager of the UI Developer to Customer’s corporate offices (or other location designated by Customer) for project management meetings, as reasonably required but no more than four (4) times per year.

C.	Travel expenses of the UI Developer to Customer if not located in Indianapolis.

D.	Third-party compute expenses.

E.

Customer shall reimburse Zapata for all reasonable pre-approved travel expenses of the UI Developer and supervisor/manager of the UI Developer incurred in connection with this Agreement in accordance with the standard policies of Customer and within thirty (30) days of Customer’s receipt of an invoice from Zapata.

The Order Form has been executed by the duly authorized representatives of the parties.

Zapata Computing, Inc.		Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc.

By:	/s/ Gregg Carman	By:	/s/ J-F Thormann
Printed Name:	Gregg Carman		J-F Thormann
Title:	Chief Revenue Officer		President

Date:	9/26/2022	Date:	9/27/2022

FIRST AMENDMENT

MANAGED SERVICES AGREEMENT

ORDER FORM

Parties:

Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc. 7615 Zionsville Road Indianapolis, Indiana 46268 (“Customer”)	Zapata Computing, Inc. 100 Federal Street, Floor 20 Boston, MA 02110 (“Zapata”)

Customer and Zapata are parties to an Order Form dated September 27, 2022 (“Order Form”) attached to and made a part of a Managed Services Agreement effective October 1, 2022 (“Agreement”). Customer and Zapata wish to amend the Order Form as set forth in this First Amendment dated November 1, 2022. Customer and Zapata may also be referred to individually as a “Party” or collectively as the “Parties”. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Order Form and Agreement.

WHEREAS, the Parties wish to extend the date by which the Order Form shall become effective and extend the termination date; and

WHEREAS, the Parties have agreed to amend the Agreement accordingly as set forth herein.

THEREFORE, in consideration of the mutual promises herein made, the Parties agree as follows:

1.	The Preamble is deleted in its entirety and replaced with the following:

“This Order Form is attached to and made a part of the Managed Services Agreement (“Agreement”) by and between Zapata Computing, Inc., a Delaware corporation having an office at 100 Federal Street, Floor 20, Boston, MA 02110 (“Zapata”), and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc., 7615 Zionsville Road, Indianapolis, IN 46268 (“Customer”). The term of this Order Form shall begin upon Zapata’s employment of the IU Developer (as defined below) (“Order Form Effective Date”) and shall end on August 31, 2023, unless earlier terminated or further extended pursuant to Section 2 of the Agreement (the “Order Form Term”). The terms and conditions of this Order Form shall be binding and enforceable against the parties hereto upon the Order Form Effective Date. The Order Form shall not be a legally binding contract until the Order Form Effective Date. If the Order Form Effective Date has not occurred by December 1, 2022, then this Order Form shall be void and of no effect.”

The rest of the Order Form shall remain unchanged.

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The terms and provisions of the Order Form shall remain in full force and legal effect, except those which are explicitly changed by this First Amendment. To the extent that there is a conflict between the terms and provisions of the Order Form and this First Amendment, the terms and provisions of this First Amendment shall govern for purposes of the subject matter of this First Amendment only. In all other aspects, the Parties ratify and affirm each of the terms and provisions of said Order Form.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of the date written below.

CUSTOMER:		ZAPATA:
ANDRETTI AUTOSPORT HOLDING COMPANY, INC.		Zapata Computing, Inc.

By:	/s/ J-F Thormann	By:	/s/ Gregg Carman
	J-F Thormann President		Gregg Carman Chief Revenue Officer

Date:	November 1, 2022	Date:	November 1, 2022

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SECOND AMENDMENT

MANAGED SERVICES AGREEMENT

ORDER FORM

Parties:

Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc. 7615 Zionsville Road Indianapolis, Indiana 46268 (“Customer”)	Zapata Computing, Inc. 100 Federal Street, Floor 20 Boston, MA 02110 (“Zapata”)

Customer and Zapata are parties to an Order Form dated September 27, 2022 (“Order Form”) attached to and made a part of a Managed Services Agreement effective October 1, 2022 (“‘Agreement”) and a First Amendment to that Order Form dated November 3, 2022. Customer and Zapata wish to amend the First Amendment to the Order Form as set forth in this Second Amendment dated January 10, 2023. Customer and Zapata may also be referred to individually as a “Party” or collectively as the “Parties”. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Order Form and Agreement.

WHEREAS, the Parties wish to extend the date by which the Order Form shall become effective and extend the termination date; and

WHEREAS, the Parties have agreed to amend the First Agreement accordingly as set forth herein.

THEREFORE, in consideration of the mutual promises herein made, the Parties agree as follows:

1.	Section 1 of the First Amendment is deleted in its entirety and replaced with the following:

“This Order Form is attached to and made a part of the Managed Services Agreement (‘‘Agreement”) by and between Zapata Computing, Inc., a Delaware corporation having an office at 100 Federal Street, Floor 20, Boston, MA 02110 (‘‘Zapata”), and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc., 7615 Zionsville Road, Indianapolis, IN 46268 (“Customer”). The term of this Order Form shall begin upon Zapata’s employment of the IU Developer (as defined below) (“Order Form Effective Date”) and shall end on September 30, 2023, unless earlier terminated or further extended pursuant to Section 2 of the Agreement (the “Order Form Term”). The terms and conditions of this Order Form shall be binding and enforceable against the parties hereto upon the Order Form Effective Date. The Order Form shall not be a legally binding contract until the Order Form Effective Date. If the Order Form Effective Date has not occurred by January 15, 2023, then this Order Form shall be void and of no effect.”

The rest of the Order Form shall remain unchanged.

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The terms and provisions of the Order Form shall remain in full force and legal effect, except those which are explicitly changed by this Second Amendment. To the extent that there is a conflict between the terms and provisions of the Order Form and this Second Amendment, the terms and provisions of this Second Amendment shall govern for purposes of the subject matter of this Second Amendment only. In all other aspects, the Parties ratify and affirm each of the terms and provisions of said Order Form.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the date written below.

CUSTOMER:		ZAPATA:
ANDRETTI AUTOSPORT HOLDING COMPANY, INC.		Zapata Computing, Inc.

By:	/s/ J-F Thormann	By:	/s/ Gregg Carman
	J-F Thormann President		Gregg Carman Chief Revenue Officer

Date:	1/11/2023	Date:	1/11/2023

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